                                                                EXHIBIT h (1)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT

                                    BETWEEN

                    ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

                                      AND

                            ING FUNDS SERVICES, LLC

SERIES                                              ADMINISTRATIVE SERVICES FEE
------                                          -----------------------------------
                                                (as a percentage of managed assets)
ING VP Strategic Allocation Balanced Portfolio  0.055% on the first $5 billion
                                                  0.030% over $5 billion

ING VP Strategic Allocation Growth Portfolio    0.055% on the first $5 billion
                                                  0.030% over $5 billion

ING VP Strategic Allocation Income Portfolio    0.055% on the first $5 billion
                                                  0.030% over $5 billion